                                                                   Exhibit 10(d)

                             FIRSTMERIT CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                     --------------------------------------

        FirstMerit Corporation, fka First Bancorporation of Ohio (the "Company"), adopted the First Bancorporation of Ohio Executive Supplemental Retirement Plan (the "Plan"), effective as of February 13, 1987, in order to provide supplemental retirement benefits for certain management employees who become Members of the Plan.

        The Company amended and restated the Plan in 1991 and has since adopted a number of amendments to the Plan.

        Section 9.07 of the Plan permits the Company to amend the Plan at any time and from time to time.

        The Company desires to amend and restate the Plan as hereinafter provided to change the name of the Plan, to incorporate the amendments to the Plan adopted since its last restatement and to revise the death benefit provisions of the Plan.


                                   ARTICLE I
                            TITLE AND EFFECTIVE DATE
                            ------------------------

        SECTION 1.01 This Plan shall be known as the FirstMerit Corporation Executive Supplemental Retirement Plan (hereinafter referred to as the "Plan").

        SECTION 1.02 The original effective date (the "Original Effective Date") of the Plan is February 13, 1987. The Effective Date of the Plan, as amended and restated herein, shall be the date the Plan, as amended and restated herein, is approved by the Board of Directors.


                                   ARTICLE II
                                  DEFINITIONS
                                  -----------

        As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

        SECTION 2.01 The terms "Actuarial Equivalent" or "Actuarially Determined" shall mean a benefit of equivalent value when computed on the basis of the assumptions as to interest and mortality set forth in the Qualified Plan.

        SECTION 2.02 The term "Attained Age" shall mean the age of a Member as of his or her

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        SECTION 2.03  The term "Average Monthly Earnings" shall mean an amount determined by dividing by twenty four (24) the sum of the Member's base salary for the two (2) calendar years during the Member's employment with the Employer in which the Member's base salary is the highest, regardless of whether such years are consecutive. If the Member has been employed by the Employer for less than two (2) full calendar years, "Average Monthly Earnings" shall mean an amount determined by dividing the number of full months that the Member has been employed by the Employer into whichever of the following sums is applicable: (1) the sum of the Member's rate of monthly base salary for each full month that the Member has been employed by the Employer, or (2) if the Member is paid on a bi-weekly basis, the sum of the Member's bi-weekly base salary for each of the completed bi-weekly pay periods included in the period of the Member's employment by the Employer.

        SECTION 2.04 The term "Beneficiary" shall mean any person, persons, trust, or the estate of a Member who or which is designated by the Member to receive any Death Benefits payable under this Plan.

        SECTION 2.05 The term "Board of Directors" shall mean the Board of Directors of FirstMerit Corporation.

        SECTION 2.06 The term "Committee" shall mean the Compensation Committee of the Board of Directors.

        SECTION 2.07 The term "Death Benefit" shall mean any benefit paid to a Beneficiary upon the death of a Member as provided under the terms of this Plan.

        SECTION 2.08 The term "Disability" or "Disabled" shall mean eligibility for disability benefits under the terms of the Employer's Long-Term Disability plan in effect at the time the Member becomes disabled.

        SECTION 2.09 The term "Early Retirement Date" shall mean the date of a Member's retirement during the period commencing on the first day of the month coincident with or immediately following the member's fifty-fifth (55) birthday and ending on the Member's Normal Retirement Date.

        SECTION 2.10 The term "Effective Date" shall mean the date that this Plan, as amended and restated herein, is approved by the Board of Directors.

        SECTION 2.11 The term "Employer" shall mean FirstMerit Corporation, its successors, any subsidiary or affiliated organizations authorized by the Board of Directors of FirstMerit Corporation or the Committee to participate in this Plan with respect to their Members, and any organization into which or with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred.



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
        SECTION 2.12 The term "Member" shall mean an employee of the Employer who is part of a select group of management and has become a Member as provided in Article III hereof.

        SECTION 2.13 The term "Monthly Disability Income" shall mean a monthly income due a Disabled Member as provided in Article VI hereof.

        SECTION 2.14 The term "Monthly Retirement Income" shall mean a monthly income due a Retired Member which shall commence as of his Retirement Date and continue for the period provided herein.

        SECTION 2.15 The term "Normal Retirement Date" shall mean the first day of the month coinciding with or immediately following the Member's sixty-fifty (65) birthday.

        SECTION 2.16 The term "Plan" shall mean the FirstMerit Corporation Executive Supplemental Retirement Plan.

        SECTION 2.17 The term "Previous Employer Plan" shall mean any retirement, pension or profit sharing plan or similar fund or program of any previous employer of a Member in which a Member participated, including without limitation, any defined contribution plan, simplified employer plan or, if a Member's previous employer was unincorporated or the Member was previously self-employed, or considered to be self-employed, any Keogh plan which was established by the Member or in which the Member was a participant. The term "Previous Employer Plan" shall not include a 401(k), savings or thrift plan maintained by a Member's previous employer.

        SECTION 2.18 The term "Primary Social Security Benefit" shall mean the estimated Primary Insurance Amount (payable monthly) available to a Member at age sixty-five (65) under the Social Security Act in effect at the Member's Retirement Date.

        SECTION 2.19 The term "Qualified Plan" shall mean the Pension Plan for Employees of FirstMerit Corporation and Subsidiaries.

        SECTION 2.20 The term "Retired Member" shall mean any Member of the Plan who has qualified for retirement and has retired, and who is eligible to receive a Monthly Retirement Income by direction of the Committee.

        SECTION 2.21 The term "Retirement Date" shall mean the first day of the month coinciding with or immediately following the month the Member terminates employment due to retirement.

        SECTION 2.22 The term "Unfunded Supplemental Benefit Plan" shall mean the "excess benefit plan" known as the FirstMerit Corporation Unfunded Supplemental Benefit Plan (Effective as of January 1, 1984) and any amendments or successor plans thereto.



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
        SECTION 2.23 For purposes of Section 4.01, a Member's "Years of Service" under this Plan shall be determined in the same manner as a Member's "Credited Years of Service" are determined under the Qualified Plan and, therefore, a Member's Years of Service under this Plan shall equal his Credited Years of Service under the Qualified Plan; provided, however, that the Committee may, in its sole discretion, credit a Member with more Years of Service under this Plan for purposes of Section 4.01 than the Member's Credited Years of Service under the Qualified Plan. For purposes of Section 4.05, a "Year of Service" shall mean a period of twelve (12) consecutive months commencing on the date that an employee of the Employer first becomes a Member of this Plan, or on any anniversary of such date, during which the Member completes at least One Thousand (1,000) Hours of Service (as defined in the Qualified Plan); provided, however, that the Committee, in its sole discretion, may credit a Member with Years of Service for purposes of Section 4.05 with respect any period prior to the date that the Member first became a Member of this Plan, regardless of whether the Member was an employee of the Employer during all or a portion of such prior period.


                                  ARTICLE III
                             MEMBERSHIP IN THE PLAN
                             ----------------------

        SECTION 3.01 Eligibility for membership in this Plan shall be determined by the Board of Directors in its sole discretion, on an individual basis. An employee of the Employer who is a Member of this Plan as of the Effective Date shall continue to participate as a Member of this Plan after the Effective Date.


                                   ARTICLE IV
                           MONTHLY RETIREMENT INCOME
                           -------------------------

        SECTION 4.01 Subject to the provisions of Article X, a Member who retires on or after his Normal Retirement Date shall be entitled to receive a Monthly Retirement Income under this Plan. The amount of a Member's Monthly Retirement Income shall be equal to fifty percent (50%) of his Average Monthly Earnings, determined as of his Retirement Date, plus one and one-half percent (1.5%) of his Average Monthly Earnings, determined as of his Retirement Date, for each Year of Service with the Employer, up to ten (10) Years of Service, excluding, however, Years of Service after his Normal Retirement Date. Notwithstanding the preceding sentence, a Member's Monthly Retirement Income shall not exceed sixty five percent (65%) of the Member's Average Monthly Earnings, determined as of his Retirement Date. The Member's Monthly Retirement Income shall be reduced by the following amounts:

        (a) One hundred percent (100%) of his monthly Primary Social Security Benefit payable at his Retirement Date under the Social Security law in effect at that time.





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        (b)     One hundred percent (100%) of his monthly income payable under the Qualified Plan, calculated in the form of a starlight life annuity commencing on the Member's Retirement Date.

        (c) One hundred percent (100%) of his monthly income, if any, payable under the Unfunded Supplemental Benefit Plan, calculated in the form of a straight life annuity commencing on the Member's Retirement Date.

        (d) One hundred percent (100%) of his monthly income, if any, payable under any other supplemental retirement plan, program, agreement, trust or annuity provided to the Member by the Employer, calculated in the form of a straight life annuity commencing on the Member's Retirement Date.

        (e) One hundred percent (100%) of the benefits received by the Member under any Previous Employer Plan. Amounts payable to the Member pursuant to a Previous Employer Plan, including without limitation, lump sum distributions, shall be Actuarially Determined as a straight life annuity payable in equal monthly installments, regardless of the actual form of payment received by the Member. In the event that the Member has received a lump sum distribution of all or part of his benefit under a Previous Employer Plan prior to his retirement under this Plan, the amount of offset shall be Actuarially Determined by assuming that such lump sum distribution accumulated interest until the date of the Member's retirement under this Plan and by determining the amount of a straight life annuity payable to the Member from such adjusted lump sum distribution amount.

        SECTION 4.02 Subject to the provisions of Article X, a Member who has attained age 55 and who elects Early Retirement shall receive a Monthly Retirement Income determined as provided in Section 4.01, without regard to subparagraphs (a), (b), (c), (d) or (e) thereof, reduced by three percent (3 %) for every year that the Member's Attained Age on his Retirement Date is less than 65 as set forth in the following table.

            (The balance of this page is intentionally left blank.)




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
                             RETIREMENT INCOME
                             AS A PERCENT OF
                             MONTHLY RETIREMENT
                             INCOME CALCULATED
                             UNDER SECTION 4.01
                             WITHOUT REGARD TO
        ATTAINED AGE AT      SUBPARAGRAPHS (a),
        EARLY RETIREMENT     (b), (c), (d) OR (e)
              55                     70%
              56                     73%
              57                     76%
              58                     79%
              59                     82%
              60                     85%
              61                     88%
              62                     91%
              63                     94%
              64                     97%

        A Member's Monthly Retirement Income calculated under this Section 4.02 shall be further reduced by the following amounts:

        (a) One hundred percent (100%) of his Primary Social Security Benefit payable at his Retirement Date under the Social Security law in effect at that time. A Member who retires prior to age 62 shall have his benefits reduced by his Primary Social Security payable at age 62, but such reduction shall not occur until the Member attains age 62.

        (b) One hundred percent (100%) of his monthly income payable under the Qualified Plan, calculated in the form of a straight life annuity commencing on the Member's Retirement Date.

        (c) One hundred percent (100%) of his monthly income, if any, payable under the Unfunded Supplemental Benefit Plan, calculated in the form of a straight life annuity commencing on the Member's Retirement Date.

        (d) One hundred percent (100%) of his monthly income, if any, payable under any other supplemental retirement plan, program, agreement, trust, or annuity provided to the Member by the Employer, calculated in the form of a straight life annuity commencing on the Member's Retirement Date.

        (e) One hundred percent (100%) of the benefits received by the Member under any Previous Employer Plan. Amounts payable to the Member pursuant to a Previous Employer Plan, including without limitation, lump sum distributions, shall be Actuarially Determined as a straight life annuity payable in equal monthly installments, regardless of the actual form of


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
payment received by the Member. If the Member has received a lump sum distribution of all or part of his benefit under a Previous Employer Plan prior to his retirement under this Plan, the amount of offset shall be Actuarially Determined by assuming that such lump sum distribution accumulated interest until the date of the Member's retirement under this Plan and by determining the amount of a straight life annuity payable to the Member from such adjusted lump sum distribution amount.

        Notwithstanding the foregoing, effective on and after January 30, 1995, for purposes of calculating a Qualifying Member's Monthly Retirement Income under the provisions of this Section 4.02, three (3) years shall be added to the Qualifying Member's Attained Age as of May 1, 1995. For purposes of this paragraph, a Member shall be a "Qualifying Member" if he satisfies all of the following:


        (v) He is not, as of his Early Retirement Date, and was not prior to February 1, 1995, an employee of The CIVISTA Corporation, Citizens Savings Bank of Canton, Citizens Investment Corporation, Citizens Savings Corporation, or The CASNET Group, Inc.; and

        (w) As of May 1, 1995, he has, or will have, attained age fifty-five (55) (determined without regard to the adjustment to his age provided under this paragraph) and earned at least fifteen (15) Participating Years of Service (calculated in accordance with the provisions of the Qualified
Plan); and

        (x) He has elected to retire under this Section 4.02, effective as of May 1, 1995, and to receive his Monthly Retirement Income under this Plan commencing as of such date; and

        (y) His election to retire pursuant to the provisions of this Amendment is received by the Committee in writing, on forms provided by the Committee, on or after January 30, 1995 and on or before March 15, 1995; and

        (z) His termination of employment with the Employer occurs on and after April 1, 1995 and on or before April 28, 1995.

        SECTION 4.03 If a Member remains in the employ of the Employer subsequent to his Normal Retirement Date, no Monthly Retirement Income shall be paid until his actual Retirement Date. At that time he shall be entitled to receive a Monthly Retirement Income calculated as though he had retired on his Normal Retirement Date.

        SECTION 4.04 A Member's Monthly Retirement Income, calculated under either Section 4.01 or 4.02, shall be paid monthly commencing on the Member's Retirement Date and continuing on the same day of each of the one hundred and seventy-nine (179) months immediately following the month in which such Retirement Date occurs. Alternatively, the Member may elect to have his Monthly Retirement Income paid as the Actuarial Equivalent of any form of payment permitted under the Qualified Plan. Notwithstanding the preceding sentence, an election made by a Member under the Qualified Plan with respect to the form of payment of his benefits under the Qualified Plan shall not be effective with respect to the form of payment of his Monthly Retirement Income under this Plan unless such election is expressly approved in writing by the Committee. If the Committee shall not approve such election in writing, then the form of payment of the Member's Monthly Retirement Income under this Plan shall be selected by the Committee in its sole discretion.

        SECTION 4.05 Subject to the provisions of Article X, upon termination of a Member's Employment with the Employer for any reason prior to his attainment of age 55, the Member shall be entitled to receive a deferred vested Monthly Retirement Income, which shall be paid in accordance with Section 4.04 commencing on the Member's Normal Retirement Date, or if the Member so elects, upon his Early Retirement Date. The amount of the Monthly Retirement Income payable pursuant to this Section 4.05 shall be equal to the Member's Monthly Retirement Income calculated under Section 4.01 (or under Section 4.02 if the Member elects to begin receiving his deferred vested Monthly Retirement Income upon his Early Retirement Date). Such Monthly Retirement Income shall be calculated using the Member's Average Monthly Earnings determined as of the date of his termination of employment and, after reduction pursuant to Sections 4.01(a), (b), (c), (d), and (e), as applicable, or pursuant to Sections 4.02(b), (c), (d), and (e), as applicable, if the Member elects to begin receiving his deferred vested Monthly Retirement Income upon his Early Retirement Date, shall be further reduced by ten percent (10%) for each Year of Service that such Member's Years of Service, earned as of the date of his termination of employment, are less than ten (10).


                                   ARTICLE V
                                 DEATH BENEFITS
                                 --------------

        SECTION 5.01 Subject to the provisions of Article X, in the event of the death of a Retired Member, the Member's Beneficiary shall be entitled to receive the balance of the Monthly Retirement Income payments that would have been paid to the Member had he lived.

        SECTION 5.02 Subject to the provisions of Article X, in the event of the death of a Member or a Disabled Member prior to his Retirement Date, the Member's Beneficiary shall be entitled to receive a Death Benefit equal to one hundred percent (100%) of a Monthly Retirement Income calculated as if the Member's Retirement Date occurred on the day before his death. Such Monthly Retirement Income shall be calculated under Section 4.01, if the Member's death occurs on or after his Normal Retirement Date, and under Section 4.02, if the Member's death occurs prior to his Normal Retirement Date. If the Member's death occurs prior to his attainment of age 55, the death benefit provided under this Section 5.02 shall be determined under Section 4.02 as if the Member had attained age 55 on the date of his death. Such death benefit shall be paid in accordance with the provisions of Section 4.04, except that it shall commence on the First day of the second month following the month in which the Member's death occurs.

                                   ARTICLE VI
                                   DISABILITY
                                   ----------

        SECTION 6.01 Subject to the provisions of Article X, if a Member is determined to be Disabled prior to his Normal Retirement Date, upon attaining age 65, the Disabled Member shall be entitled to receive a Monthly Retirement Income calculated pursuant to Section 4.01 with Years of Service during the Disability also counted as Years of Service with the Employer. Such Monthly Retirement Income shall be paid to the Disabled Member in accordance with the provisions of Section 4.04.


                                  ARTICLE VII
                              PLAN ADMINISTRATION
                              -------------------

        SECTION 7.01 The Committee shall administer the Plan and keep records of individual Member benefits.

        SECTION 7.02 The Committee shall have the authority to interpret the Plan, to adopt and review rules relating to the Plan and to make any other determinations required for the administration of the Plan.

        SECTION 7.03 Subject to the terms of the Plan, the Committee shall have exclusive jurisdiction (i) to determine the form and method of any benefit payments, (ii) to establish the timing of benefit distributions, and (iii) to settle claims according to the provisions in Article VIII.


                                  ARTICLE VIII
                      NAMED FIDUCIARY AND CLAIMS PROCEDURE
                      ------------------------------------

        SECTION 8.01 (a) The Named Fiduciary of the plan and for purposes of the claims procedure under this Plan is the Chief Human Resources Officer of FirstMerit Corporation.

        (b) The Board of Directors shall have the right to change the Named Fiduciary at any time and from time to time. The Employer shall give the Members written notice of any change of the Named Fiduciary or any change in the address of the Named Fiduciary.

        SECTION 8.02 Benefits shall be paid in accordance with the provisions of this Plan. The Member, or his Beneficiary or contingent Beneficiary (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Plan. Such written claim shall be mailed or delivered to the Named Fiduciary by registered mall.





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
        SECTION 8.03 If the claim is denied, either wholly or partially, notice of the decision shall be sent by registered mail to the Claimant within a reasonable time period. Such time period shall not exceed ninety (90) days after the receipt of the claim by the Named Fiduciary.


                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

        SECTION 9.01 Nothing contained in this Plan shall be deemed to give any Member or employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member or employee at any time, regardless of the effect which such discharge shall have upon him as a Member of the Plan.

        SECTION 9.02 The rights of the Member, the Beneficiary of the Member, or any other person claiming through the Member under this Plan, shall be solely those of an unsecured general creditor of the Employer. Benefits provided under this Plan shall not be separately funded by the Employer but shall be paid out of the operating funds of the Employer as such benefits become due.

        SECTION 9.03 The Plan does not involve a reduction in salary for the Member or the foregoing of an increase in future salary by the Member.

        SECTION 9.04 A Retired Member shall not be considered an employee for any purpose under the law.

        SECTION 9.05 If no Beneficiary has been designated or survives a Member, any amounts to be paid to the Member's Beneficiary shall be paid to the Member's estate.

        SECTION 9.06 Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Plan shall be valid or recognized by the Committee.

        SECTION 9.07 The Employer reserves the right at any time and from time to time, by action its Board of Directors to terminate, modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendments effective retroactively; provided that no such action shall reduce the benefits or rights of any Member or his Beneficiary accrued prior to the date of any such amendment, modification or termination. In addition, the Employer may amend or modify any provision of this Plan as to any particular Member by agreement with such Member, provided that such agreement is in writing, is executed by both the Employer and the Member, and is filed with the Plan records. The provisions of any amendment or modification made by agreement between a Member and the Employer shall apply only to the Member so agreeing and no other.

        SECTION 9.08 A Member shall have the right to change his Beneficiary by notifying the Committee of such in writing. Such change shall become effective upon written acknowledgment of same by the Employer. Any payments made by the Employer to a Beneficiary in good faith and under the terms of the Plan shall fully discharge the Employer from all further obligations with respect to such Beneficiary.

        SECTION 9.09 This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and each Member and his heirs, executors, administrators, legal representatives, successors and assigns, provided however that a Member may not assign his rights hereunder without the express written consent of the Employer.

        SECTION 9.10 This Plan shall be governed by the laws of Ohio. This Plan is solely between the Employer and the Member. The Member, his Beneficiary or other persons claiming through the member shall have recourse only against the Employer for enforcement of the Plan.

        SECTION 9.11 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

        SECTION 9.12 The obligations of the Employer under this Plan shall be subject to all applicable laws, rules and regulations, and such approvals by governmental agencies as may be required or as the Employer deems advisable.


                                   ARTICLE X
                             FORFEITURE OF BENEFITS
                             ----------------------

        SECTION 10.01 The Committee may forfeit, or suspend the payment of, benefits under this Plan payable to any Member, or Beneficiary of a Member, if the Committee determines, in its sole discretion, that the Member committed one or more of the following acts while employed by the Employer:

        (a) Felonious criminal activity whether or not affecting the Employer.

        (b) Disclosure to unauthorized persons of Employer information which is believed by the board of directors of the Employer to be confidential.

        (c) Dishonesty or breach of any contract with, or violation of any legal obligation to, the Employer.

        (d) Gross negligence or insubordination in the performance of duties of the position held by the Employee.

        SECTION 10.02 A Member receiving benefits from this Plan who, within three (3) years after the date of termination of employment with the Employer, competes against the Employer will, at the sole discretion of the Committee, have his benefits suspended or forfeited at the time or for the period determined by the Committee.



        A Member will be deemed to be competing with the Employer if he engages or becomes interested in or connected with any business or venture that is competitive with the business of the Employer.

        (a) A business or venture will be considered competitive with that of the Employer:

                (i) If it is conducted in whole or in part within a radius of one hundred (100) miles of the office to which the Member is assigned on the date of his termination of employment; and

         (ii) If it involves the conduct of any business or the furnishing of any financial or banking services that a national banking association, bank holding company, state bank, savings and loan association or other regulated financial institution is permitted by law to conduct or furnish on the date his employment is terminated.

        (b) A Member will be deemed to be directly or indirectly engaged, interested or participating in a business or venture if he is a stockholder, partner, proprietor, officer, director, consultant, agent or employee of such business or venture or an investor who, directly or indirectly, has advanced on loan, contributed to capital or expended for the purchase of stock an amount or amounts constituting five percent (5 %) or more of the capital or assets of such business or venture.

        IN WITNESS WHEREOF, FirstMerit Corporation has caused this amendment and restatement of the Plan to be duly executed and adopted this 17th day of August, 1995.



                                    FirstMerit Corporation


Attest: /s/ Terry E. Patton         By: /s/ John R. Cochran
        -------------------             -------------------
        Secretary                       John R. Cochran
                                        Its: President & Chief
                                                Executive Officer

                       REVOCABLE BENEFICIARY DESIGNATION
                              WITH RESPECT TO THE
                             FIRSTMERIT CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


        The undersigned (the "Member"), who is a Member in the FirstMerit Corporation Executive Supplemental Retirement Plan (the "Plan"), hereby directs that the Death Benefits, if any, payable under Article V of the Plan on account of the Member's death shall be paid to the following named person, persons, or trusts (the "Beneficiaries") in the following percentages:

        Name of Beneficiary                        Percentage
        -------------------                        ----------
______________________________________             __________

______________________________________             __________

______________________________________             __________


        The Member reserves the right to revoke the foregoing designation of Beneficiary at any time and from time to time prior to his death by means of the execution of a new Revocable Beneficiary Designation and delivery of the same to FirstMerit Corporation. The Member acknowledges and agrees that FirstMerit Corporation will pay the Death Benefit, if any, payable under
Article V of the Plan on account of the Member's death, to the Beneficiary or Beneficiaries designated by the undersigned on the last Revocable Beneficiary Designation signed by the Member and delivered to FirstMerit Corporation prior to the Member's death. The Member further acknowledges and agrees that if no designated Beneficiary is living or in existence at the Member's death, the Beneficiary shall be the executor(s) or administrator(s) of the Member's estate.

        This Revocable Beneficiary Designation revokes all prior designations and shall be effective as of the date it is filed with FirstMerit Corporation.

        IN WITNESS WHEREOF, the Member has duly executed this Revocable Beneficiary Designation this day ____ of _______________ 199__.



                                              _____________________________

                                              _____________________________

                                                          (Name)